UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 25, 2021

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

Ohio	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1 par value	KR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2021, the Board of Directors of The Kroger Co. (the “Board”) elected Amanda Sourry (Judith Amanda Sourry Knox) and Kevin Brown to serve as directors. Ms. Sourry has been appointed to serve on the Compensation and Talent Development Committee of the Board and Mr. Brown has been appointed to the Audit Committee of the Board. Neither Ms. Sourry nor Mr. Brown has any arrangement or understanding with any other person pursuant to which either of them was elected as a director. Additionally, neither Ms. Sourry nor Mr. Brown has engaged in any transaction with Kroger during the last fiscal year, and neither proposes to engage in any transactions, that would be reportable under Item 404(a) of Regulation S-K.

Ms. Sourry and Mr. Brown are eligible to receive Kroger’s standard annual non-employee director compensation as described in our most recent Proxy Statement filed with the Securities and Exchange Commission on May 12, 2020, under the heading “Director Compensation”.

On January 25, 2021, Bobby Shackouls notified the Board of his intention to retire from the Board and its committees effective as of January 27, 2021. Mr. Shackouls’ retirement follows over 21 years of service on the Board and various Board committees, with 5 years of service as Lead Independent Director of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 27, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

January 27, 2021	By:	/s/ Christine S. Wheatley
Christine S. Wheatley
Group Vice President, Secretary and General Counsel